EXHIBIT 3.2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180214318-50
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/09/2018 11:24 AM
	Entity Number E0227632018-2

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Coates International, Ltd.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Registered Agents Inc. Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ $0.001 2,400,000,000 — $0.0001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)	1) George J. Coates Name 2100 Highway 34, — Wall — NJ — 07719 Street Address — City — State — Zip Code 2) Gregory G. Coates Name 2100 Highway 34 — Wall — NJ — 07719 Street Address — City — State — Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. George J. Coates — X (signature) Name — Incorporator Signature 2100 Highway 34 — Wall — NJ — 07719 Address — City — State — Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X ______________________ 5/7/18 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Coates International, Ltd.

List of Additional Directors to be Included in the Articles of Incorporation

1) Barry C. Kaye, 2100 Highway 34, Wall, New Jersey 07719-9738
2) Dr. Frank Adipietro, 2100 Highway 34, Wall, New Jersey 07719-9738
3) Richard Whitworth, 2100 Highway 34, Wall, New Jersey 07719-9738
4) Glenn Crocker, 2100 Highway 34, Wall, New Jersey 07719-9738

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of **Coates International, Ltd.**
Name of Represented Business Entity

I, Registered Agents Inc. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [✓] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ____ City ____ Nevada Zip Code ____

Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ____

Street Address ____ City ____ Nevada Zip Code ____

Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____

and hereby state that on 5/7/2018 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

5/7/2018
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

5/7/2018
Date

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

Coates International, Ltd.
NAME OF CORPORATION

FOR THE FILING PERIOD OF May 7, 2018 TO December 31, 2018

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Filed in the office of	Document Number 20180214320-93
Barbara K. Cegavske	Filing Date and Time 05/09/2018 11:24 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0227632018-2

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: [ ]

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☒ This corporation is a publicly traded corporation. The Central Index Key number is: 0000948426

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
George J. Coates	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2100 Highway 34	Wall	NJ	07719
NAME	TITLE(S)		
Gregory G. Coates	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2100 Highway 34	Wall	NJ	07719
NAME	TITLE(S)		
Barry C. Kaye	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2100 Highway 34	Wall	NJ	07719
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X
Signature of Officer or Other Authorized Signature

Title: President

Date: 5/7/18